UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 9, 2005
         ---------------------------------------------------------------


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)

               Maryland           001-09279                  13-3147497
          --------------------------------------------------------------
          (State or other    (Commission file No.)        (IRS Employer
           jurisdiction of                                    I.D. No.)
           incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           -------------------------------------------------------------
           (Address of principal executive offices)         (Zip code)


         Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 9, 2005 registrant issued a press release announcing its results of operations for the quarter ended June 30, 2005. The press release is attached as an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.  Not Applicable.

(b)      Pro Forma Financial Information.  Not Applicable.

(c)      Exhibits.
         99.1  Press release issued August 9, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ONE LIBERTY PROPERTIES, INC.



Date:     August 9, 2005              By:  /s/ Simeon Brinberg
                                      ------------------------
                                      Simeon Brinberg
                                      Senior Vice President

                                  EXHIBIT 99.1


                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD, SUITE 303
                              GREAT NECK, NY 11021
                           Telephone No.: 516-466-3100
                           Facsimile No.: 516-466-3132
                          www.onelibertyproperties.com

                          ONE LIBERTY PROPERTIES, INC.
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2005

Great Neck, New York - August 9, 2005 - One Liberty Properties, Inc. (NYSE: OLP) today announced it had rental income for the three months ended June 30, 2005 of $7,174,000, and net income of $13,283,000, or $1.35 per share on a diluted basis. Net income for the quarter ended June 30, 2005 includes a gain on sale of air rights of $10,248,000, or $1.04 per share, and the Company's equity in earnings of unconsolidated joint ventures of $743,000. Net income for the three months ended June 30, 2005 also includes income of $802,000, or $.08 per share, of which $212,000 is income from discontinued operations relating to a property which has been sold and $590,000 is the net gain on the sale of such property. This compares with rental income, net income and net income per share on a diluted basis of $5,616,000, $2,221,000, and $.23 per share, respectively, for the three months ended June 30, 2004. Net income for the quarter ended June 30, 2004 includes the Company's equity in earnings of unconsolidated joint ventures of $295,000. Net income for the quarter ended June 30, 2004 also includes income of $307,000 from discontinued operations relating to a property which has been sold, or $.03 per share. The weighted average number of common shares outstanding on a diluted basis was 9,845,000 and 9,736,000 for the three months ended June 30, 2005 and June 30, 2004, respectively.

The Company also reported rental income of $13,884,000 and net income of $16,006,000, or $1.63 per share on a diluted basis, for the six months ended June 30, 2005. Net income for the six months ended June 30, 2005 includes a gain on sale of air rights of $10,248,000, or $1.04 per share, and the Company's equity in earnings of unconsolidated joint ventures of $1,851,000. Net income for the six months ended June 30, 2005 also includes income of $914,000, or $.09 per share, of which $324,000 is from discontinued operations relating to a property which has been sold and $590,000 is the net gain on the sale of such property. This compares with rental income, net income and net income per share on a diluted basis of $10,654,000, $4,466,000, and $.46 per share, respectively, for the six months ended June 30, 2004. Net income for the six months ended June 30, 2004 includes the Company's equity in earnings of unconsolidated joint ventures of $970,000. Net income for the six months ended June 30, 2004 also includes income of $685,000 from discontinued operations relating to a property which has been sold, or $.07 per share. The weighted average number of common shares outstanding on a diluted basis was 9,824,000 and 9,712,000 for the six months ended June 30, 2005 and June 30, 2004, respectively.

One Liberty also reported that funds from operations for the three months ended June 30, 2005 was $14,489,000, compared to $3,624,000 for the three months ended June 30, 2004. Funds from operations for the six months ended June 30, 2005 was $19,010,000 compared to $7,157,000 for the six months ended June 30, 2004. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capital leasing expenses, and deducts from net income the net gain on sale of a property. In accordance with the NAREIT definition of funds from operations, the funds from operations reported by One Liberty include in both the June 30, 2005 three and six month periods, the $10,248,000 gain recognized by One Liberty on the sale of the air rights, which One Liberty anticipates will be tax deferred because it expects to enter into a 1031 tax deferred exchange and use the sale proceeds to acquire an additional property or properties.

Commenting on the results of operations and the funds from  operations,  Fredric
H. Gould, President and Chief Executive Officer of One Liberty, noted that rental income increased by $1.6 million, or 27.7%, quarter over quarter and by $3.2 million, or 30.3%, six months over six months due primarily to rental income earned on twelve properties acquired by One Liberty between March 2004 and February 2005.

On the expense side, total operating expenses increased by $1,218,000, or 64.9%, quarter over quarter, and $1,789,000, or 47.7%, six months over six months, resulting primarily from an increase in depreciation and amortization due to the ownership of additional properties, an increase in general and administrative expenses, an increase in real estate expenses and a $469,000 provision for valuation adjustment of real estate. Mr. Gould reported that general and administrative expenses increased by $236,000, or 31.6%, quarter versus quarter, and $251,000, or 15.7%, six months versus six months, due to several factors including an increase in professional fees resulting from compliance with Sarbanes-Oxley, increases in executive compensation and support personnel due to One Liberty's increased level of business activities and amortization of restricted stock awards.

Mr. Gould noted that One Liberty's equity in earnings of unconsolidated joint ventures increased by $448,000, or 151.9%, quarter over quarter and by $881,000, or 90.8%, six months over six months, primarily due to income earned from two joint ventures organized in the second half of 2004 and $296,000 received by One Liberty representing its portion of rent arrears paid to one of its movie theater joint ventures in the first quarter of 2005.

Interest expense increased by $447,000, or 21.6%, quarter over quarter, and $1.1 million, or 26.5%, six months over six months as a result of an increase in interest on mortgages payable as a result of mortgages placed on ten properties between September 2004 and June 2005, the assumption of mortgages in connection with the purchase of two properties, penalties incurred in connection with the prepayment of two mortgages which had above market interest rates and an increase in interest on the line of credit in connection with borrowings made to facilitate property acquisitions.

In reviewing the results of operations, Mr. Gould commented that One Liberty purchased six properties for a total consideration of approximately $24,700,000 in two transactions that closed in January and February 2005, respectively. Mr. Gould noted that in June 2005 it closed on the sale of unused developmental "air" rights relating to its Brooklyn, New York property, which resulted in a gain of $10,248,000, and in May 2005 it sold a property in Florida which resulted in gain of $590,000.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2004. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
         (516) 466-3100

                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)
                                                                         Three Months Ended            Six Months Ended
                                                                               June 30,                     June 30,
                                                                         2005           2004          2005          2004
                                                                         ----           ----          ----          ----
Revenues
   Rental income - Note 1                                              $ 7,174         $ 5,616       $13,884      $10,654
                                                                       -------         -------       -------      -------
Operating expenses:
   Depreciation and amortization                                         1,419           1,042         2,801        1,969
   General and administrative                                              982             746         1,852        1,601
   Real estate expenses                                                    147              88           265          182
   Leasehold rent                                                           77               -           154            -
   Provision for valuation adjustment of real estate                       469               -           469            -
                                                                       -------         -------       -------      -------

   Total operating expenses                                              3,094           1,876         5,541        3,752
                                                                       -------         -------       -------      -------

   Operating income                                                      4,080           3,740         8,343        6,902

Other income and expenses:
   Equity in earnings of unconsolidated joint ventures                     743             295         1,851          970
   Interest and other income                                                60              61            81          153
    Interest:
       Expense                                                          (2,519)         (2,072)       (5,117)      (4,044)
       Amortization of deferred financing costs                           (130)           (110)         (313)        (201)
Net gain on sale of air rights                                          10,248               -        10,248            -
(Loss) gain on sale available-for-sale securities                           (1)              -            (1)           1
                                                                       -------         -------        ------       ------

Income from continuing operations                                       12,481           1,914        15,092        3,781

   Income from discontinued operations                                     212             307           324          685
   Net gain on sale of discontinued operations                             590               -           590            -
                                                                       -------         -------       -------      -------

Net income                                                             $13,283         $ 2,221       $16,006      $ 4,466
                                                                       =======         =======       =======      =======
Net income per common share (basic and diluted):
   Income from continuing operations                                   $  1.27         $   .20       $  1.54      $   .39
   Income from discontinued operations                                     .08             .03           .09          .07
                                                                       -------         -------       -------      -------
   Net income per common share                                         $  1.35         $   .23       $  1.63      $   .46
                                                                       =======         =======       =======      =======

Funds from operations *                                                $14,489         $ 3,624       $19,010      $ 7,157
                                                                       =======         =======       =======      =======

Funds from operations per common share-diluted**                       $  1.47         $   .37       $  1.94      $   .74
                                                                       =======         =======       =======      =======
Weighted average number of
   common shares outstanding:
     Basic                                                               9,841           9,721         9,818        9,691
                                                                         =====           =====         =====        =====
     Diluted                                                             9,845           9,736         9,824        9,712
                                                                         =====           =====         =====        =====

Note 1 - Rental income includes straight line rent accruals of $521 and $369 for the six and three  months  ended June 30, 2005 and $416 and $220 for the six and three months ended June 30, 2004, respectively.
--------------------------------------------------------------------------------
   * Funds from operations is summarized in the following table:

   Net income (a)                                                      $13,283         $ 2,221       $16,006      $ 4,466
   Add: depreciation of properties                                       1,459           1,138         2,919        2,161
   Add:  our share of depreciation in unconsolidated
      joint ventures                                                       319             252           639          504
   Add: amortization of capitalized leasing expenses                        18              13            36           26
   Deduct:  net gain on sale of real estate                               (590)              -          (590)           -
   Funds from operations (a)(b)                                        $14,489         $ 3,624       $19,010       $7,157

** Funds from operations per common share is summarized in the following table:

   Net income     (a)                                                  $  1.35         $   .23       $  1.63       $  .46
   Add:  depreciation of properties                                        .15             .12           .30          .23
   Add:  our share of depreciation in unconsolidated
      joint ventures                                                       .03             .02           .07          .05
   Add:  amortization of capitalized leasing expenses                        -               -             -            -
   Deduct:  net gain on sale of real estate                               (.06)              -          (.06)           -
                                                                       -------         -------       -------       ------
   Funds from operations per common share (a)(b)                       $  1.47         $   .37       $  1.94       $  .74
                                                                       =======         =======       =======       ======

(a) Includes net gain on sale of air rights of $10,248, or $1.04, for the six and three months ended June 30, 2005.

(b) We believe that FFO is a useful and a standard supplemental measure of the operating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REIT's, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. We also consider FFO to be useful to us in evaluating potential property acquisitions.

    FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

    FFO does not measure whether cash flow is sufficient to fund all of our cash
    needs,   including  principal   amortization,   capital   improvements  and
    distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.